Exhibit 99.1

NEWS BULLETIN FROM:	RE: Path 1 Network Technologies Inc. 6215 Ferris Square, Suite 140 San Diego, CA 92121 Amex: PNO

For Further Information:

MEDIA:	AT FINANCIAL RELATIONS BOARD:

Alice Borda	Lasse Glassen	Amy Cozamanis
Sterling Communications	General Information	Investor/Analyst Information
(408) 395-5500	(310) 854-8313	(310) 854-8314
aborda@sterlingpr.com	lglassen@financialrelationsboard.com	acozamanis@financialrelationsboard.com

FOR IMMEDIATE RELEASE

November 14, 2005

PATH 1 NETWORK TECHNOLOGIES ANNOUNCES THIRD QUARTER 2005

FINANCIAL RESULTS

SAN DIEGO, CA, November 14, 2005 – Path 1 Network Technologies (Amex: PNO), a leading provider of video networking products that enable the transmission of broadcast-quality video over IP networks, today announced its financial results for the three and nine months ended September 30, 2005.

Three and Nine Month Results

For the third quarter of 2005, the Company reported revenue of $404,000 compared to revenue of $756,000 for the same quarter a year ago. For the nine months ended September 30, 2005, the Company reported revenue of $2,409,000 compared to revenue of $2,654,000 for the same period a year ago. The third quarter revenue in 2005 was impacted heavily by decreased sales of long haul products compared to the same period in 2004, partially offset by increased revenue from cable products.

Gross profit for the third quarter of 2005 totaled $35,000, or 9% of total revenues, compared to gross profit of $516,000, or 68% of total revenues, in the same quarter a year ago. Gross profit for the nine-months ended September 30, 2005 totaled $1,267,000, or 53% of total revenues, compared to gross profit of $819,000, or 31% of total revenues, in the same period a year ago. Gross profit in the third quarter ended September 30, 2005 reflected decreased sales of the Company’s long haul products combined with higher sales of lower margin cable products and the impact of a reallocation of corporate expenses that in prior periods were classified as general and administrative expenses. The increase in margin for the first nine months of 2005 as compared to the same period in 2004, was attributable to sales of the Company’s long haul products, including the Company’s new Vx8000 gateway.

Net loss for the third quarter of 2005 was $3,104,000, or $0.45 per share, compared to a net loss of $1,006,000 or $0.15 per share for the same period in 2004. Net loss for the nine-months ended September 30, 2005 was $7,320,000, or $1.06 per share, compared to a net loss of $5,787,000, or $0.86 per share, for the same period in 2004.

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Path 1 Network Technologies Inc.

Net loss for the third quarter and first nine months of 2005 included a non-cash stock-based compensation charge of $234,000 and $1,126,000, respectively. On a non-GAAP basis, excluding the effect of these charges, the Company’s net loss for the third quarter and first nine months of 2005 was $2,870,000, or $0.41 per share, and $6,194,000, or $0.90 per share, respectively, compared to a net loss of $1,006,000, or $0.15 per share, and $5,515,000, or $0.82 per share, respectively, for the same periods in 2004.

Conference Call and Webcast

As previously announced, Path 1’s third quarter 2005 conference call will be held on Monday, November 14, 2005 at 4:30 p.m. Pacific (7:30 p.m. Eastern). The conference call can be accessed by dialing 1-800-218-0530 (domestic) or 1-303-262-2125 (international). A listen-only broadcast of the call may be accessed on the Company’s website at: www.path1.com. A replay of the call will be available by dialing 1-800-405-2236 (domestic) or 1-303-590-3000 (international) through November 21, 2005; the pass code for the replay is 11044535.

About Path 1 Network Technologies Inc.

Path 1 Network Technologies Inc. is the pioneer and leading provider of video gateway products that enable the conversion and distribution of real-time, broadcast-quality video over Internet Protocol (IP) through both public and private networks. From the delivery of live MPEG-2, MPEG-4, and VC-1 standard definition and high definition (HD) broadcasts to Video on Demand (VOD), Path 1’s video infrastructure platforms allow broadcasters, cable, telco, satellite and mobile operators to transmit high-quality point-to-point, multipoint and multiplexed video across town or around the world. To find out more about Path 1 Network Technologies Inc., visit our website at www.path1.com or call 877/ONE-PATH (663-7284).

This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results or strategies and are generally preceded by words such as “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that Path 1 may or will require additional financing, that uncertainties inherent in our executive leadership transition might hinder our progress, that our products might not achieve customer or market acceptance, that our products might not perform as expected, that customer trials might not lead to future sales, that our sales and gross profits might fluctuate between reporting periods, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Path 1 undertakes no obligation to update such statements.

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Path 1 Network Technologies Inc.

PATH 1 NETWORK TECHNOLOGIES INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,362	$929
Accounts receivables, net	704	810
Inventory	536	541
Other current assets	186	469

Total current assets	2,788	2,749
Property and equipment, net	284	352
Issuance costs for mandatorily-redeemable preferred stock, net	500	4
Other assets	121	59

Total assets	$3,693	$3,164

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,261	$752
Accrued compensation and benefits	412	176
Deferred revenue	179	256
Current portion of leases payable	6	21
Current portion of notes payable, net	—	78

Total current liabilities	1,858	1,283
Mandatorily-redeemable preferred shares, net (note 11)	2,297	—

Total liabilities	4,155	1,283

Shareholders’ equity (deficit):
Common stock, $0.001 par value; 40,000,000 shares authorized; 6,956,604 and 6,820,606 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively; 2,777 shares held in treasury at September 30, 2005, and December 31, 2004	7	7
Additional paid in capital	52,708	48,743
Deferred compensation	(346)	(1,357)
Accumulated deficit	(52,830)	(45,512)

Total shareholders’ equity (deficit)	(462)	1,881

Total liabilities and shareholders’ equity (deficit)	$3,693	$3,164

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PATH 1 NETWORK TECHNOLOGIES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share amounts)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2005	2004	2005	2004
Revenues:
Product revenue	$384	$734	$2,352	$2,593
License revenue	—	—	—	20
Contract revenue	—	20	16	21
Royalty revenue	—	—	6	—
Services revenue	20	—	22	—
Other revenue	—	2	13	20

Total revenues	404	756	2,409	2,654

Cost of revenues:
Cost of product sales	369	233	1,142	1,828
Cost of contract services	—	7	—	7

Total cost of revenues	369	240	1,142	1,835

Gross profit	35	516	1,267	819

Operating expenses:
Engineering research and development	1,106	466	3,112	1,472
Sales and marketing	880	398	2,324	2,242
General and administrative	615	636	1,369	2,545
Stock-based compensation	234	—	1,126	272

Total operating expenses	2,835	1,500	7,931	6,531

Operating loss	(2,800)	(984)	(6,664)	(5,712)
Other income (expense)
Interest expense, net	(217)	(22)	(471)	(72)
Other income (expense)	7	—	3	(3)

Total other expense	(210)	(22)	(468)	(75)

Net loss	(3,010)	(1,006)	(7,132)	(5,787)
Accumulated preferred dividends	(94)	—	(188)	—

Net loss available to common shareholders	$(3,104)	$(1,006)	$(7,320)	$(5,787)

Net loss per common share	$(0.45)	$(0.15)	$(1.06)	$(0.86)

Weighted average shares used in loss per common share calculation	6,941	6,764	6,890	6,711

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Path 1 Network Technologies Inc.

PATH 1 NETWORK TECHNOLOGIES INC.

Reconciliation of GAAP to Non-GAAP Net Loss

(In thousands, except share amounts)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2005	2004	2005	2004
GAAP Net Loss	$(3,104)	$(1,006)	$(7,320)	$(5,787)
Less: Items charged to Operating Expense
Stock-Based Compensation	234	—	1,126	272

Non-GAAP Net Loss	$(2,870)	$(1,006)	$(6,194)	$(5,515)

Net Loss per common share
GAAP	$(0.45)	$(0.15)	$(1.06)	$(0.86)
Non-GAAP	$(0.41)	$(0.15)	$(0.90)	$(0.82)

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